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On May 29, 2013, Smithfield Foods, Inc. (the “Company”) and Shuanghui International Holdings Limited held a conference call and webcast. A transcript of the conference call and webcast follows.

Corrected Transcript

29-May-2013

Smithfield Foods, Inc. (SFD)

Business Update Call

Total Pages: 11
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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

CORPORATE PARTICIPANTS

Keira L. Lombardo	C. Larry Pope
Vice President of Investor Relations and Corporate Communications, Smithfield Foods, Inc.	President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Yang Zhijun
Managing Director, Shuanghui International Holdings Ltd.

OTHER PARTICIPANTS

Christine Lee McCracken	Farha Aslam
Analyst, Cleveland Research Co.	Analyst, Stephens, Inc.
Kenneth B. Zaslow	Heather L. Jones
Analyst, BMO Capital Markets (United States)	Analyst, BB&T Capital Markets

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, good morning and welcome Shuanghui International Holdings Limited and Smithfield Foods investor conference call and webcast. Participating on the call this morning are Mr. Larry Pope, Smithfield’s President and Chief Executive Officer; Ms. Keira Lombardo, Smithfield’s Vice President of Investor Relations and Corporate Communications; and Mr. Yang, Managing Director of Shuanghui.

We will begin the call with some prepared and introductory remarks from Ms. Lombardo followed by a discussion from Mr. Yang and Mr. Pope. We will then open the call for questions. At this time, all participants are in a listen-only mode. As a reminder ladies and gentlemen, this conference call is being recorded. An audio archive of this conference will be available shortly after the call has concluded.

Now, I would now like to turn over to, Ms. Lombardo. Ms. Lombardo, please go ahead.

Keira L. Lombardo

Vice President of Investor Relations and Corporate Communications, Smithfield Foods, Inc.

Thank you, operator. Good morning everyone and welcome to our Investor Conference Call to discuss the strategic combination of Smithfield Foods and Shuanghui International Holdings Limited, which was announced earlier this morning.

We would like to caution you that in today’s call, there may be forward-looking statements within the meaning of federal securities laws. In light of the risks and uncertainties involved, we encourage you to read the forward-looking information section of the company’s 10-K for fiscal year 2012, as well as the disclosure contained in our press release issued this morning. You can access the 10-K and our press release on our website at smithfieldfoods.com. Please review our Safe Harbor language found in our press release and in our SEC filings which describe factors that could cause our actual results to differ materially from those projected by us in our forward-looking statements.

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

With that, I’ll first turn the call over to Mr. Yang, Managing Director of Shuanghui International.

Yang Zhijun

Managing Director, Shuanghui International Holdings Ltd.

Good morning. I’m happy to be with you. We are excited about this transaction. I’m still learning to speak English, but I want to say three things about Shuanghui and Smithfield. Together, we can be a global leader in animal protein. China and U.S. are the most important markets. We are number one in China, Smithfield is number one in the U.S. No other combination has such a great opportunity. Chinese consumers like American pork; U.S. farmers want foreign markets for their pork. Growing this export market will be a win-win for both countries.

Continuity is very important to Shuanghui. We have worked with Smithfield for many years. We like it the way it is. We will not change the people, the places, the products, the leaders. We want business to stay the same but better. This is a great deal for both our companies. We will try to move forward quickly. Thank you.

C. Larry Pope

President, Chief Executive Officer & Director, Smithfield Foods, Inc.

Thank you Mr. Yang. This is Larry Pope. Good morning, everyone, and thank you for joining us on such short notice. This is an exciting day for Smithfield, and I’m eager to take you through the benefits of a Shuanghui and Smithfield strategic combination.

The combination of Shuanghui and Smithfield, which was unanimously approved by the board of directors of both companies, will create a leading vertically integrated global pork enterprise and set the global industry standard in food safety, environmental stewardship, and animal welfare. Our board is pleased with the outcome of the process leading to this transaction, and we unanimously believe it is in the best interest of Smithfield and its shareholders.

First, this is an attractive and compelling transaction for the shareholders of Smithfield. The all-cash transaction will provide immediate and certain value and at a great price. Under the terms of the agreement, Smithfield shareholders will receive US$34 per share in cash.

In addition to this transaction’s significant value, the combination of Shuanghui and Smithfield makes great strategic sense. China is a large and growing market and is already the world’s single largest protein consuming country. In addition, Asia as a whole is a tremendous and growing export opportunity for Smithfield. The U.S. agriculture industry with our best practices in food safety and sustainability and world-class logistics and efficiency make America the low cost, high quality producer of hogs and pork products in the world.

This transaction will give Smithfield new channels to market and a strong distribution network in China. We expect to help meet the growing demand for pork in China by exporting high-quality meat products from the United States while continuing to serve markets in the United States and around the world.

In short, this transaction is good for our business and for the producers and suppliers with whom we work. By combing Shuanghui and Smithfield, we will accelerate both companies’ strategic plans, broaden our market reach and create exciting new growth opportunities.

Not only is this a great transaction for our company and our customers. There are also significant benefits for American farmers and U.S. agriculture. It creates a stronger Smithfield with more resources to grow and meet increasing global demand for high quality pork. Shuanghui is committed to investing in Smithfield to produce more food, more jobs and more value in the United States.

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

Continuity, one of the key benefits from the Smithfield’s perspective is the stability and continuity this transaction ensures. Shuanghui recognizes Smithfield’s best in class operations, outstanding food safety practices and 46,000 hard working employees. There will be no impact on how we do business operationally in America and around the world as a result of this transaction.

Shuanghui is committed to maintaining Smithfield’s operations, its staff and its management. Shuanghui is also committed to continuing the long-term growth of Smithfield and to continuing to work with American producers and suppliers who play a key role in our success.

Let me repeat for Smithfield employees, this transaction will not change their job or responsibilities in any way. There will be no closures of Smithfield facilities and locations. Shuanghui will honor the collective bargaining agreements in place with respect to our represented employees as well as existing wage and benefit packages for non-represented employees.

Smithfield and its independent operating companies, management teams and workforces will continue in place after the transaction. Our headquarters will remain in Smithfield, Virginia. I will continue as Smithfield’s President and CEO, and the Smithfield leadership team will remain in place.

Last but not least, our commitment to producing good food responsibly is unwavering. And we will continue to provide our customers and consumers with the same high-quality delicious pork products that they have come to expect from Smithfield for more than 80 years. This transaction preserves the same old Smithfield only with more opportunities in new markets and new frontiers.

Now, with respect to sustainability and community initiatives, as many of you know, Smithfield is dedicated to providing good food in a responsible way and has worked hard to remain one of the world’s top socially responsible companies. The combined company is committed to maintaining Smithfield’s integrity and brand excellence, as well as Smithfield’s six pillar sustainability initiatives and extensive community support programs, specifically Shuanghui recognizes Smithfield’s environmental and animal welfare excellence, including our approximately $300 million conversion to group housing for hogs on company owned farms by 2017. And this important initiative remains on track.

Shuanghui has also pledged to continue our philanthropic support of community initiatives and our other investments in sustainability. At the end of the day, this transaction is about growing the combined company into a leading global pork and processed meats producer with the same vision and values of providing high-quality and safe products to consumers.

Before taking your questions, let me quickly discuss the terms of the transaction in more detail and the approval process. As I said earlier, Smithfield shareholders will receive $34 in cash for each share of Smithfield stock they own. The purchase price represents a premium of approximately 31% over Smithfield’s closing stock price on May 28, 2013, the last trading day prior to the announcement. The transaction, which we expect to close in the second half of 2013, is subject to certain conditions including among others, approval by Smithfield shareholders, the receipt of approval of applicable U.S. and specified foreign antitrust and anticompetition laws, CFIUS [Committee on Foreign Investment in the United States], as well as other customary closing conditions.

Once the transaction is complete, Smithfield shares will no longer trade on the New York Stock Exchange and Smithfield will operate as a wholly owned independent subsidiary of Shuanghui International Holdings Limited, operating as Smithfield Foods.

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

In summary, we are excited about this strategic combination, which provides significant shareholder value and will benefit our talented employees and lead to growth opportunities for our long term business partners including our producers and our other suppliers. Having been business partners for many years, we know Shuanghui well and have tremendous respect for them and their distribution network in China.

Together the combined company will be the leading vertically integrated global pork enterprise with greater access to the large and growing Chinese market and retain Smithfield’s world leading food safety and quality control standards.

That concludes our prepared remarks and we’d be happy to take a few questions. Operator, would you please give instructions for the Q&A session.

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Our first question comes from the line of Christine McCracken of Cleveland Research.

Christine Lee McCracken	Q
Analyst, Cleveland Research Co.
Good morning.
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Good morning, Christine.
Christine Lee McCracken	Q
Analyst, Cleveland Research Co.
Congratulations to everyone.
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Thank you.
Christine Lee McCracken	Q
Analyst, Cleveland Research Co.

Nice job. Larry, I believe you said that the transaction was expected to close in the second half, but it required approval still from U.S. agencies obviously. I’m curious if you anticipate any hurdles in that process or what you could identify as potential risks in the approval process, or do you expect it go fairly smoothly?

C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.

Well, I guess, Christine, obviously we’re at the front end of that approval process, so we will have to see how that goes. I think from a pure U.S. antitrust standpoint, we don’t see what the Justice Department – Shuanghui doesn’t have any operations in the United States. So we would not expect any concern with respect to that.

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

As well we don’t expect problems with approval in China and in fact that’s assured in part of the transaction. And so the only concern that anyone can have, which we don’t think is significant at all, is CFIUS and we will, sort of out of an abundance of caution, we will file with CFIUS. That has a fairly speedy approval process and we don’t expect – we really don’t expect much out of that either, but it is a requirement. So – and so from a pure approval process other than the process in – hit or miss somewhere, we don’t see much trouble with the approval.

Christine Lee McCracken	Q
Analyst, Cleveland Research Co.
Just as a follow-up, it seems like everything is going to be kept at arm’s length and I can appreciate that. I am just wondering — that implies that all the trading, all of the management is going to remain in place and generally the strategic vision that you’ve laid out is really all part of the same direction of the new company. Is that the right way to think about that?

C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.

Yeah, I think, Christine, if anything this accelerates that strategic growth plan that I laid out in our third-quarter earnings release. Shuanghui absolutely 100% supports what we’re doing. We’ve been looking at avenues to maximize the opportunities in China I’ve talked about in our calls many, many times. You know that exports are an extremely important part of this industry and have become so important. This just paves the way for a much better export for the whole industry. I mean Smithfield and the industry will benefit from this, and so Shuanghui has an extensive distribution system across China and that provides us the opportunity to export products out of the U.S. into China.

Hog producers in Iowa ought to be thrilled as a result of this and U.S. agriculture, whether it’s grain or whatever, should be extremely pleased, and so — and beyond that, this helps balance that balance of payment deficits we are involved in. This helps to put more exports out of the United States. This is not a strategy to import Chinese pork into the United States. This is a strategy to export pork out of the United States.

Operator: Our next question comes from Ken Zaslow of BMO.

Kenneth B. Zaslow	Q
Analyst, BMO Capital Markets (United States)
Hey; good morning, everyone.
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Good morning, Ken.
Kenneth B. Zaslow	Q
Analyst, BMO Capital Markets (United States)

I had just two questions, one and a follow-up. Is there any pressure for a foreign company to buy a U.S. food company this close to the food supply and could you talk about what you think about that?

And the second part of the question is, you came out recently, obviously at our conference, saying that you think that expect – earnings power is $3 to $5. Look, I mean I take a mid-multiple of that, you get $40. Can you talk about how you came up with the $34 price to sell?

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.

Well, Ken, I’m not going to go into the mathematical calculation of a business transaction. With the stock trading at $26 yesterday, our board has been considering options in terms of how to grow shareholder value. And so our board unanimously looked at this and I would tell you from a shareholder standpoint, I would think that – I think this is a very good transaction for Smithfield shareholders.

Kenneth B. Zaslow	Q
Analyst, BMO Capital Markets (United States)
What about the first part of the question, precedent?
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.

Oh, I don’t know that there’s any precedent of this kind of magnitude. This is certainly a large transaction between China and the United States even – across any industry. In fact, I think it may be the largest, but I think it’s a natural transaction. China is a big pork consumer; it’s a pork deficit area of the world. We have low-cost, high-quality products to export there.

This is one place – can I get on my soapbox for just a minute? People have this belief that it’s made in China and everything in America is made in China and there is this concern. I’d like to tell people open your refrigerator door, look inside. Nothing in there is made in China because American agriculture is the most competitive and efficient in the world. This is the one place America can absolutely compete. We have the soils, the climate and the temperature, and the government support for the industry that is extremely good, and so this is the reverse. This is all the reverse and all that America has hoped would happen, this is part of that, this is exporting America to the world.

Kenneth B. Zaslow	Q
Analyst, BMO Capital Markets (United States)
Okay; thank you.
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
All right, thanks, Ken.
Operator: Our next question comes from Farha Aslam of Stephens, Inc.
Farha Aslam	Q
Analyst, Stephens, Inc.
Hi good morning.
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Hi, Farha.

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

Farha Aslam Analyst, Stephens, Inc. Congratulations.	Q
C. Larry Pope President, Chief Executive Officer & Director, Smithfield Foods, Inc. Thank you.	A
Farha Aslam Analyst, Stephens, Inc.	Q

Two questions. The first one involves product mix. Larry, do you anticipate Smithfield’s hog production to go now more ractopamine-free, and a greater portion of your product to be exported, and how do you think that’s going to impact U.S. pork supply and U.S. pork availability?

C. Larry Pope President, Chief Executive Officer & Director, Smithfield Foods, Inc.	A

Well, Farha, I think you probably know as of June the 1st, our plants will be 50% ractopamine-free, and I can tell you today that while there has been – the Chinese markets have been closed to U.S. pork, Shuanghui has not been closed to U.S. pork, and we’ve been shipping large quantities. They understand the controls we have through our vertically integrated model. And I know there has been discussions about what are the value of our farms. Shareholders today should understand that there are people around the world who understand the value of our integrated model and willing to pay a premium to get to it. And so, this to me, this sort of validates our strategy that we’ve had in place for 20 years.

This probably does mean more exports of U.S. pork out of the United States. I believe that Smithfield will be the large recipient of that – [ph] believe (18:56) the major benefactor of that increased exports. So I think it’s good for hog farmers, and this should be helpful to hog producers in the Midwest and should be supportive of the industry.

I believe this transaction will make the pork industry substantially healthier than it is today for many, many years into the future. This is good for the whole industry. And so – and that’s because we can export.

I do think the industry will have to come to grips with ractopamine. It is an issue of contest around the world. We have addressed it head on. We have said we will make the changes that are necessary, and so the rest of the industry is simply going to have to make their own decisions, but in the meantime we’re going to go where the opportunities are, and I think the industry will see this as a sort of a lightning rod to make the change.

Farha Aslam Analyst, Stephens, Inc.	Q

And that’s helpful. And then a question for the Shuanghui folks, is this entry into the U.S. sort of an initial step, a part of a broader strategy, or was there something about Smithfield in particular that was notable and the anticipation is organic growth going forward?

C. Larry Pope President, Chief Executive Officer & Director, Smithfield Foods, Inc.	A

I think we might want you to repeat that one more time, Farha and Mr. Yang’s English is a bit – it’s better than my Chinese and I give him high compliments for that, but he’s going to use a bit of a translator to try to answer your question. So if you just bear with us with respect to that. So and his name is [ph] Max, (20:31) so, [ph] Max, (20:32) if you would help him with that. Farha, would you repeat that one more time?

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

Farha Aslam Analyst, Stephens, Inc.	Q

Just repeat the question? Okay, so our question relates to the broader protein industry and Shuanghui’s strategy in the U.S. Is it anticipated that Shuanghui’s focus is Smithfield and then to grow organically or is this an initial entry into the U.S. and the anticipation is they want to grow throughout multiple proteins in the U.S.?

[Foreign Language]	A
Yang Zhijun Managing Director, Shuanghui International Holdings Ltd. [Foreign Language]	A
A

So the intention of this transaction is to build a globally competitive and a leading pork protein producer. And we see a lot of synergies between Shuanghui International and Smithfield Foods. In the past 28 years, the Shuanghui Group – the Shuanghui International has the sales growth rate of more than 30%, so we see a lot of growth, continued growth.

Yang Zhijun Managing Director, Shuanghui International Holdings Ltd. [Foreign Language].	A
A
So in China Shuanghui focus on the processing of pork proteins. So other than pork for now we don’t have other intentions into expanding to other proteins.
Farha Aslam Analyst, Stephens, Inc. Okay. Thank you, very much.	Q
Operator: Ladies and gentlemen, we have time for one more question, that question will come from Heather Jones of BB&T Capital Markets.
Heather L. Jones Analyst, BB&T Capital Markets Good morning.	Q

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Good morning.
Heather L. Jones	Q
Analyst, BB&T Capital Markets
Hi. I was wondering if you could give us a sense of how – the timeframe, how long you’ve been in discussions with Shuanghui?
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.

We have known the Shuanghui people now for four years. I’ve been having discussions with Chairman Wan Long and Mr. Yang now for – gosh, this has been a growing relationship for years. We have – we’ve had enormous respect for each other for several years. We have attempted to do a transaction with these folks as early as 2000 – I guess that was 2009, we started to try to put something together. We saw the opportunity and pricing has always been a bit of an issue. So this is an evolving process. It’s been a growing business relationship. So many people in the industry think Smithfield hasn’t been doing anything in China, because we haven’t announced anything. I assure, you my Chinese language has not gotten any better, but I’m getting much better at chopsticks.

That – so we have – we think that’s the opportunity, and we’ve been attempting to put something together because these are the right people. In China these people have a significant value. So the Asian market is a huge opportunity for us as a company and this has been under discussion for some four years, we’ve just not been able to put something together until today.

Heather L. Jones	Q
Analyst, BB&T Capital Markets

Okay. As my follow-up question, on the export front, and you talked about, you’re anticipating a ramp in industry exports to China, or industry exports period. First, do you expect that to happen before the deal closes? And secondly, do you expect Smithfield to greatly ramp the proportion of those exports to be going to China or do you anticipate the mix of exports not changing that much?

C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Well, obviously, I can’t speak for the whole industry.
Heather L. Jones	Q
Analyst, BB&T Capital Markets
Right.
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.

I think our business with Shuanghui has been growing now for – certainly the last year. Our business with them has been growing very nicely and this calendar year it’s been growing almost geometrically with them, exponentially, if you look at the export data out of the U.S., you’ll see confirmation of that and it’s not offal, it is muscle meat, which as you know, has been the important part of the export market in terms of driving value.

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Smithfield Foods, Inc. (SFD)	Corrected Transcript
Business Update Call	29-May-2013

And so Shuanghui and Smithfield have identified opportunities to continue to grow that and again just it’s an execution issue. I don’t think the timing of the closing of this transaction really impacts their decision with respect to buying products. They’re going to do it. We’ve already grown exponentially this year and continue to move forward. So I think we will continue to identify the synergies, talk about where the opportunities are and just seize those opportunities and the transaction will close through that.

Heather L. Jones	Q
Analyst, BB&T Capital Markets
Okay, thank you.
C. Larry Pope	A
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
You’re welcome.
Operator: Thank you. That concludes today’s conference call. You may now disconnect your lines and have a nice day.
C. Larry Pope
President, Chief Executive Officer & Director, Smithfield Foods, Inc.
Thank you.

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Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by Shuanghui International Holdings Limited. In connection with the proposed merger transaction, the Company will file with the United States Securities and Exchange Commission (“SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on August 9, 2012.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the expected timing of the completion of the proposed merger, the Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company’s forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with the Company’s indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company’s ability to effectively restructure portions of the Company’s operations and achieve cost savings from such restructurings and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.